Exhibit 23.1

                      [LETTERHEAD OF SF PARTNERSHIP, LLP]


Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York
10022

Attention: Mr. Jay M. Kaplowitz, Esq.

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this registration statement of M-Wise, Inc. on Form S-8 dated July 29, 2005 of our report dated March 23, 2005, appearing in the Annual Report on Form 10-K of M-Wise, Inc. for the year ended December 31, 2004.

                                           Yours very truly,


                                           /s/ SF Partnership, LLP
                                           ------------------------------
Toronto, Canada                            SF Partnership, LLP
July 29, 2005                              Chartered Accountants